ImmuCell Corporation

 EXHIBIT 23.2

CONSENT OF BAKER NEWMAN & NOYES, LLC

 CONSENT OF INDEPENDENT Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement No. 333-207635 on Form S-3 of ImmuCell Corporation of our report dated March 26, 2015 relating to our audit of the financial statements which appears in the Annual Report on Form 10-K of ImmuCell Corporation for the year ended December 31, 2014.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Baker Newman & Noyes
Limited Liability Company
Portland, Maine
November 5, 2015